STOCK FOR STOCK EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of the 6th day of June, 2008 (the “Agreement”), by and among Red Rock Pictures Holdings, Inc., a Nevada corporation (the “Company” or “RRPH”); and Studio Store Direct, Inc., a California corporation (“SSD”) and all of the current SSD shareholders, each of whom has executed a counterpart signature page to this Agreement (each, a “Shareholder” and collectively, the “Shareholders”).  RRPH, SSD and the Shareholders are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Shareholders own all of the issued and outstanding capital of SSD (the “SSD Shares”).

WHEREAS, the parties to this Agreement intend to enter into share exchange whereby the SSD Shareholders will exchange 100% of the SSD Shares for designated restricted common shares of the Company to be issued in accordance with this Agreement;

WHEREAS, the Company desires to transfer to the Shareholders, and the Shareholders desire to acquire from the Company, 11,000,000 (million) restricted common shares of the Company as listed on Schedule A attached hereto;

WHEREAS, it is intended that upon the closing of this Stock for Stock Share Exchange Agreement, the SSD will become a wholly owned subsidiary of the Company, and will have its own board of directors.

WHEREAS, it is intended that simultaneously with the closing of this Agreement the key SSD employees including the Chief Executive Officer shall enter into employment agreements with the Company on such terms and conditions as will be negotiated.  The execution of this Agreement shall be contingent on the Company and the SSD employees entering into employment agreements.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange

(a) Upon the terms and subject to the conditions of the Agreement, and in accordance with the Corporation Laws of the State of Nevada as to the Company and the Corporation Laws of the State of California as to SSD, the parties hereto shall effect the following stock for stock exchange as provided herein at Closing effective upon the Effective Time.  SSD represents it can affirm and approve this Agreement by consent of its Authorized Representative.

(b) In consideration of the mutual terms, covenants and conditions contained herein, the Company shall issue and deliver to the Shareholders and/or their designees 11,000,000 shares of Restricted Company Common Stock as set forth opposite their and/or their designee’s names on Schedule A hereto or pursuant to separate instructions to be delivered prior to Closing.  Promptly after Closing, the Company Common Stock will be delivered by the Company Transfer Agent to the designated owners for the benefit of each SSD Shareholder or designated assign, or to a shareholder representative identified in writing who shall be the Authorized Representative of SSD.  The shares will be legally issued and fully negotiable, except as to customary restrictions on transferability of unregistered stock.

(c) In consideration of the mutual terms, covenants and conditions contained herein, the SSD Shareholders agree, at closing, to contribute, transfer, assign and convey 100% of the outstanding stock equivalent of SSD.  The SSD Shareholders further covenant and warrant that they will provide the Company at closing with SSD’s adopted Board of Directors Resolutions showing that 100% of the SSD Shares are deemed transferred to the Company as set-out in Schedule A in exchange for the designated shares of the Company Common Stock.

(d) The recitals in this Agreement shall be incorporated as binding facts, conditions, obligations and undertakings on the parties.

1.2    Prior to the Closing.Prior to the Effective Time and as a condition to Closing, SSD shall conduct its business in ordinary course and there shall be no material adverse change in its business, financial condition or prospects, and the Company shall have received final board of directors approval to enter the Share Exchange Agreement before any Company Common Stock is issued pursuant to this Agreement.

1.3    Time and Place of Closing. Subject to the conditions set forth in Article VII being completed and the delivery of all documents set forth in Article VI, the closing of the transactions contemplated hereby (the “Closing”) shall take place upon satisfaction or waiver by the appropriate parties of all conditions precedent, at the offices of Red Rock Pictures Holdings, Inc on or before June 15, 2008 (the “Closing Date”) at 5:00 p.m. Pacific Time, or at such place and time as mutually agreed upon by the parties hereto.

1.4    Effective Time . The Exchange shall become effective (the “Effective Time”) at such time as all of the conditions set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

1.5    Result of Stock for Stock Equivalent Exchange.  When the stock for stock share exchange has been fully consummated and implemented, the following results or status to the parties shall be extant:

(a)      The Company will continue as a reporting company under SEC regulations with ownership of and entitlement to 100% of shares of SSD.

(b)      SSD will be a wholly owned subsidiary of the Company.

(c)      The persons nominated below shall be appointed at closing as directors of RRPH pursuant to this Agreement:

DIRECTORS:

1.  Reno R. Rolle

2.  Robert Levy

3. John Whitesell

OFFICERS:

1.   Chairman:  Robert Levy

2.   CEO/ President:  Reno R. Rolle

3.   CFO:  Lorraine Evanoff

(d)           The current officers of SSD shall simultaneously with the execution of this Agreement enter into an employment agreement with the Company at closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of SSD, the Company represents and warrants as follows:

2.1    Due Organization and Qualification; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.2    No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation, as amended, or By-laws of the Company.

2.3           Authorization; Enforcement.  The person or entity executing these documents on behalf of the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated in this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than as set forth in this Agreement.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.4           Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 120,000,000 shares of Company Common Stock at $0.001 par value and 5,000,000 shares preferred stock at $0.001.  All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders.

2.5           No Assets or Liabilities .  Except as set forth on the Financial Statements and as incurred in the ordinary course of business, or for those not incurred in the ordinary course of business, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.6           Taxes.  The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.7           Indebtedness; Contracts; No Defaults. Except as otherwise disclosed, the Company’s periodic reports available on the EDGAR filing system contain an accurate, current and complete list and description of each contract and agreement required to be disclosed, whether written or oral, other than this Agreement, (the "Contracts") to which the Company is a party to or by which the Company or any of its assets are bound.    No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Company nor, to the best of the Company's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Company.  No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

2.8           Offers.  There are no outstanding offers, bids, proposals or quotations made by the Company, which, if accepted, would create a Contract with the Company.

2.9           Contracts. On the Closing Date:

(a) The Company is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award materially and adversely affects, or in the future may (as far as the Company can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of prevention.

2.10           Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.11           Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. ..

2.12           Securities Law Compliance. The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise disclosed in the SEC Reports, and has complied in all material respects with all applicable blue sky laws in all material respects, except as otherwise disclosed in the SEC Reports.

2.13           Books and Records.  The Company’s books and records, financials and others, are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Company’s assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Company is or was a party or by which the Company or any of its assets are or were affected.

2.14           Consents.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

2.15           Full Disclosure.  All the representations and warranties made by the Company herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Company, its agents or representatives, are complete and accurate and does not contain any untrue statement of material fact or omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SSD

As an inducement to, and to obtain the reliance of the Company, SSD represents and warrants as follows:

3.1    Due Organization and Qualification; Subsidiaries, Due Authorization.  SSD is a corporation validly existing and in good standing under the laws of the State of California has its current principal business address at 374 Poli Street, Suite 205 Ventura, CA 93001.  SSD and its Authorized Representative has the power and authority and all material governmental licenses, authorizations, permits, consents and approvals required to use the land and own, license or lease and operate its properties and to conduct its business as presently conducted by it in the manner and location where conducted.

3.2    Authorization; Enforcement.  The person or entity executing these documents on behalf of SSD has the requisite corporate power and authority to enter into and to consummate the transactions contemplated in this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by SSD and the consummation by it of the transactions contemplated hereby thereby have been duly authorized by all necessary action on the part of SSD and no further action is required by SSD, its board of directors or its stockholders in connection therewith other than as set forth in this Agreement.  This Agreement has been (or upon delivery will have been) duly executed by SSD and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of SSD enforceable against SSD in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.3    No Conflicts or Defaults . The execution and delivery of this Agreement by SSD and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of SSD, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which SSD or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of SSD, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which SSD is a party or by which SSD or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which SSD is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.4 Capitalization.

(a)           The entire issued and registered capital of SSD consists of 3,320,250 shares.  In addition:

(i)
there are no warrants, options or other stock rights,  conversion privileges, stock purchase plans or other agreements or undertakings which obligate SSD now or upon the occurrence of some future event to issue shares of capital stock, or to transfer or assign its registered capital.

(ii)	there are no restrictions on the transfer or assignment of proof of payment of capital of SSD other than those imposed by relevant U.S. state and federal securities laws, and

(iii)
no capital contributor of SSD is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which SSD is a party or which are otherwise binding on SSD.

(b)       The capital contributions of the shareholders have been duly made to the company.

(c)        The persons named herein as the SSD Shareholders hold all the equity interest of SSD and such equity interest is transferable pursuant to this Agreement, and title is fully and exclusively vested in the SSD Shareholders as such capital contributors’ interest is identified in Schedule A as attached and incorporated.

3.5           Taxes.  SSD has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of SSD and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by SSD such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated on the Disclosure Schedule, no tax return or tax return liability of SSD has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated on the Disclosure Schedule, SSD has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated on the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of SSD have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of SSD and in the SSD Financial Statements.

3.6           Financial Statements.  Schedule B to this Agreement, includes copies of the (i) audited financials of SSD at December 31, 2006 and 2007, (the “SSD Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of SSD as of the dates and for the periods indicated. The books of account and other financial records of SSD have been maintained in accordance with good business practices.

3.7           Compliance with Law. SSD is conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. SSD has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.8           Litigation:

(a)           There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting SSD  challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

(b)           There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting SSD; and

(c)           SSD  has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.9           Consents.  The execution, delivery and performance by SSD of this Agreement and the consummation by SSD of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof, except as disclosed in Section 7.1.

3.10           Books and Records.  SSD's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of SSD's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which SSD is or was a party or by which SSD or any of its assets are or were affected.

3.11           Other Liabilities.  No claim of breach of contract, tort liability or other claim (whether arising from SSD's business operations or otherwise), contingent or otherwise, has been asserted or threatened against SSD nor, to the best of SSD's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against SSD.  No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

3.12           Conduct Since Date of Balance Sheet.  Except as otherwise set forth herein, none of the following has occurred since the date of the Balance Sheet:

(a)           Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of SSD, nor are there any circumstances known to SSD which might result in such a material adverse change or such an effect;

(b)           Any increase of indebtedness of SSD other than in the ordinary course of business;

(c)           Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

(d)           Any obligation incurred by SSD other than in the ordinary course of business;

(f)           Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

(g)           Any agreement obligating SSD to do or take any of the actions referred to in this Section outside the ordinary course of business.

3.13           Consents.  The execution, delivery and performance by SSD of this Agreement and the consummation by SSD of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

3.14           Judgments.  There is no outstanding judgment against SSD which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of SSD, or any heir or personal representative thereof, against SSD or any successor to the business of SSD.

3.15           Full Disclosure.  All the representations and warranties made by SSD herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by SSD, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

ARTICLE IV

REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder for himself, herself or itself only, and not with respect to any other Shareholder, hereby severally represents and warrants to the Company that now and/or as of the Closing:

4.1    Title to Shares. Each of the Shareholders is the legal and beneficial owner of the SSD Shares to be transferred to the Company by such Shareholders.  Upon consummation of the exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the SSD Shares, free and clear of all liens excepting only such restrictions upon future transfers by the Company, if any, as may be imposed by applicable law.

4.2    Due Authorization. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against such Shareholders in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3    Purchase for Investment.

(a) Each of the Shareholders is acquiring the Company Shares for investment for each of the Shareholders’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same. Each of the Shareholders further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

(b) Each of the Shareholders understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Regulation D thereof, and that the Company’s reliance on such exemption is predicated on each of the Shareholders’ representations set forth herein.

4.4    Investment Experience. Each of the Shareholders acknowledges that he, she or it can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

4.5    Information. Each of the Shareholders has carefully reviewed such information as such Shareholders deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each of the Shareholders, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders has relied in making an exchange of the SSD Shares for the Company Shares.

4.6    Restricted Securities. Each of the Shareholders understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each of the Shareholders is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

4.7    Exempt Issuance.  Each of the Shareholders acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Each of the Shareholders agrees that he meets the criteria established in one or more of subsections (a) or (b), below.

(a) Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D.  The Shareholder qualifies as an “accredited investor”, as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(b) Offshore Investor, Rule 903 of Regulation S.  The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder, severally but not jointly, represents and warrants to the Company that:

(i) The Shareholder is not acquiring the Company Shares as a result of, and such Shareholder covenants that he, she or it will not engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Company Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

(ii) The Shareholder is not acquiring the Company Shares for the account or benefit of, directly or indirectly, any U.S. Person;

ARTICLE V

COVENANTS

5.1    Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

ARTICLE VI

DELIVERIES

6.1    Items to be delivered to SSD and/or the Shareholders prior to or at Closing by the Company:

(a) all applicable schedules hereto;

(b) certificates representing shares of the Company Shares issued in the denominations as set forth opposite the name of the Shareholders and/or its designees on Schedule A to this Agreement;

(c)           any other document reasonably requested by the Shareholders that it deems necessary for the consummation of this transaction.

6.2           Items to be delivered to the Company prior to or at Closing by SSD and the Shareholders:

(a)      SSD shall deliver or assign to the Company the SSD proof of share ownership by the respective shareholders listed on Schedule A issued by SSD, and execute and deliver the applicable documents of conveyance and assignment of title;

(b)           a resolution that grants authority to the person or entity executing this Agreement on behalf of SSD to enter into the agreement and bind SSD to the terms and conditions of this Agreement;

(c)           an agreement from each Shareholder surrendering his or her shares;

(d)           a copy of a consent of SSD’s  Board of Directors authorizing SSD to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Schedule B;

(e)           such other documents, instruments or certificates as shall be reasonably requested by the Company or its counsel.

ARTICLE VII

CONDITIONS PRECEDENT

7.1    Conditions Precedent to Closing.  The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to the Effective Time of this Agreement, of each of the following conditions:

(a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement;

(b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

(c)           The Company shall have received all of the shareholder and other third party consents, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(d)           No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of any of the Parties.

(j)           SSD and the Shareholders shall have received all of the shareholder and other third party consents, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(k)           The Shareholders shall have delivered to the Company the share certificates and duly executed stock powers from the Shareholders transferring the SSD Shares to the Company.

ARTICLE VIII

INDEMNIFICATION

8.1    Indemnity of the Company. The Company agrees as to defend, indemnify and hold harmless the Shareholders from and against, and to reimburse the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (collectively the “Losses”) asserted against or incurred by the Shareholders by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

8.2    Indemnity of the Shareholders. The Shareholders, joint and severally, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all losses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Shareholders or in any document or certificate delivered by the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that the Shareholders shall have responsibility hereunder only for the representations and warranties made by the Shareholders.

8.3    Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Parry which consent shall not be unreasonably withheld.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time before or, at Closing, by:

(a) The mutual agreement of the Parties;

(b) Either the Company or SSD, but not by a Shareholder if-

(i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished; or

(ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

(c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

ARTICLE X

MISCELLANEOUS

10.1    Survival of Representations, Warranties and Agreements. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.  Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date.  Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied.  Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

10.2    Further Assurances . If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the share exchange in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

10.3    Noticev. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

          If to the Shareholders and SSD:

Studio Store Direct, Inc.
374 Poli Street, Suite 205
Ventura, CA 93001

        With a copy to:

         If to the Company:

Red Rock Pictures Holdings, Inc.
8228 Sunset Boulevard, 3rd Floor
Los Angeles, California 90046

With a copy to:

Anslow & Jaclin, LLP
Attn: Richard I. Anslow
195 Route 9 South, Suite 204
Manalapan, NJ 07726

10.4    Entire Agreement. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

10.5    Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

10.6     Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California as applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

10.7    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8    Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Schedules are to the articles, sections and schedules, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

10.9    Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

11.11    Litigation.  If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Red Rock Pictures Holdings, Inc.

By:_____________________________
Name: Robert Levy
Title: President, Chief Executive Officer

 Studio Store Direct, Inc.

By:_____________________________
Name: Reno R. Rolle
Title: Chief Executive Officer

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

STUDIO STORE DIRECT, INC.

 SHAREHOLDERS’ SIGNATURE PAGE TO

SHARE EXCHANGE AGREEMENT

Dated: May___, 2008

                                              Red Rock Pictures Holdings, Inc.,
Studio Store Direct, Inc., and
the Shareholders of Studio Store Direct, Inc.

           The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the “Agreement”) to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

(Signature)

(Type or print name)

(Type or print name as it should appear on certificate, if different)

Address:

Telephone:	( )

Facsimile:	( )

Number of SSD Shares Held:

SCHEDULE A
SSD Capital Ownership Schedule

Name	Number of RRPH Common to be Issued

1. Reno Rolle and Lynn Rolle	5,645,200
2. Daniel Laikin	1,860,000
3. Christopher Williams	980,100
4. Marc Sperling	956,000
5. Anthony Sullivan and Randi Sullivan	696,300
6. Robert Rosenblatt and Elizabeth Sullivan	696,300
7. Bill Gladstone	166,100
TOTAL	11,000,000

SCHEDULE B
SSD ASSETS AND LIABILITIES (FINANCIAL STMTS)